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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the amended quarterly report of North Coast Partners, Inc. (the "Company") on Form 10-QSB/A-1 for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wong Peck Ling, President and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated:  June 30, 2004            /s/ Wong Peck Ling
                                 -----------------------------------------------
                                 Wong Peck Ling,
                                 President and Chief Financial Officer
                                 (Principal Executive, Financial and Accounting
                                 Officer)